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Exhibit (a)(1)(F)

LETTER TO PARTICIPANTS IN THE EMPLOYEE STOCK PURCHASE PLAN

RELATED TO THE
OFFER TO PURCHASE FOR CASH
BY
FRANKLIN COVEY CO.
OF
UP TO $28,000,000 IN VALUE OF SHARES OF ITS COMMON STOCK AT A
PURCHASE PRICE NOT GREATER THAN $10.50 NOR LESS THAN
$9.00 PER SHARE

JULY 29, 2008

TO:
<First Name Last Name>

  <Address 1>

  <Address 2>

  <City, State Zip>

Dear participant:

        Enclosed for your consideration are (1) the Offer to Purchase by Franklin Covey Co. (the "Company"), dated July 29, 2008, and (2) the related Letter of Transmittal, in connection with the offer by the Company to purchase for cash up to $28,000,000 in value of shares of its common stock, $0.05 par value per share, at a price not greater than $10.50 per share nor less than $9.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and the Letter of Transmittal (which together, as they may be amended and supplemented from time to time, constitute the "Offer").

        These materials are being forwarded to you because the events they describe may affect your interest in the Franklin Covey Co. Employee Stock Purchase Plan (the "Plan").

        THIS LETTER AND THE ENCLOSED MATERIALS EXPLAIN THE TERMS AND CONDITIONS OF THE OFFER BY THE COMPANY FOR ITS COMMON SHARES. YOU SHOULD READ ALL OF THIS INFORMATION CAREFULLY.

        As a participant in the Plan you have the right to instruct AST Equity Plan Solutions, the Agent for the Plan that holds common shares of the Company on your behalf, whether or not to tender any common shares of the Company in your Plan account ("Plan Shares"). If, after reading the enclosed materials, you decide to instruct the Agent to tender your Plan Shares, you must follow the instructions contained in this letter, fill out and sign the enclosed instruction form, and mail the instruction form in the enclosed envelope. If you do not wish to use the enclosed envelope, you may mail your instruction form to Zions Bank at the address provided below. If you do elect to instruct the Agent to tender your Plan Shares and such shares are accepted in the Offer, any proceeds received in respect of such Plan Shares will be paid to you by the Agent promptly following expiration of the Offer.

        If you are also a common shareholder of the Company, you will receive under separate cover another copy (or copies) of the Offer documents which can be used to tender your directly-owned shares if you choose to do so. Instructions with respect to tendering your directly held shares will be set forth in those materials.

        The Agent has the sole authority under the Plan to tender Plan Shares as described herein. However, you must decide whether or not to instruct the Agent to tender your Plan Shares for sale in accordance with the terms of the Offer. The Agent will not act without your instructions.

        If valid instructions to tender Plan Shares are not received by 5:00 p.m., New York City time, on August 22, 2008, the Plan Shares in your Plan account will not be tendered, unless the Company extends the Offer. You also may request the Agent to withdraw any tender instruction you have previously submitted, as long as you do so prior to 5:00 p.m., New York City time, on August 22, 2008 by completing the enclosed notice of withdrawal and delivering it to Zions Bank. If the Offer is extended, then you must ensure that Zions Bank receives any notice of withdrawal or instruction forms that you send by 5:00 p.m., New York City time, on the date that is three (3) business days before the new expiration date.

        NONE OF THE COMPANY, THE DEALER MANAGER, THE DEPOSITARY, THE AGENT OR THE INFORMATION AGENT MAKES ANY RECOMMENDATION TO YOU AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR PLAN SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR PLAN SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR PLAN SHARES AND, IF SO, HOW MANY PLAN SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH THE PLAN SHARES SHOULD BE TENDERED.

        The enclosed Offer to Purchase and Letter of Transmittal contain important information about the terms and conditions of the Offer by the Company.

        However, we have also provided the following information about questions you may have related to your decision to tender or not tender your Plan Shares.

Should I use the Letter of Transmittal to tender my Plan Shares?

        No. The Letter of Transmittal is for your information only. You must fill out the enclosed instruction form to instruct the Agent to tender your Plan Shares. Only the Agent can use the Letter of Transmittal to tender common shares of the Company once the Agent has received instructions from the Plan participants.

How do I direct the Agent to tender my Plan Shares?

        If you wish to direct the Agent to tender your Plan Shares, please complete the attached instruction form and return it to the Agent's tabulator in the enclosed envelope. The tabulator's address is:

Zions Bank Corporate Trust Department
Attn: Stock Transfer
One South Main Street, 12th Floor
Salt Lake City, UT 84111

        THE INSTRUCTION FORM MUST BE RECEIVED BY THE AGENT'S TABULATOR NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 22, 2008, (UNLESS THE OFFER IS EXTENDED) IN ORDER FOR YOUR INSTRUCTIONS TO BE FOLLOWED. If the instruction form is not properly completed or is not received by the 5:00 p.m., New York City time, August 22, 2008 deadline, none of your Plan Shares will be tendered and none will be purchased (unless the Offer is extended).

        Please note that this deadline is THREE BUSINESS DAYS BEFORE the current expiration date for the Offer. It is necessary to submit your Instruction Form to the Agent's tabulator before the expiration date because the Agent must deliver the information to the Depositary for the Offer by the expiration date.

        The only actions you are required to take to direct the Agent to tender your Plan Shares are:

          (1)   specify the percentage of your Plan Shares that you wish the Agent to tender,

          (2)   designate the price at which the Agent should tender your Plan Shares, and

          (3)   return the enclosed instruction form so that it is received by Zions Bank, no later than 5:00 p.m., New York City time, on August 22, 2008.

You do not need to complete any form other than the enclosed instruction form.

        After August 27, 2008, the expiration date for the Offer unless the Offer is extended, it will be determined whether all, part, or none of your tendered Plan Shares have been purchased by the Company, pursuant to the procedures, including procedures for proration, described in the Offer to Purchase.

        See the information in the Offer to Purchase regarding when and how the expiration date for the Offer period may change and when and how the Offer may be extended by the Company.

What if I want to withdraw the instructions to tender my Plan Shares after I have already submitted my instruction form?

        You may withdraw or change your instructions at any time on or prior to 5:00 p.m., New York City time, August 22, 2008 (or such later date as may apply in the case the Offer is extended). To revoke or change your instruction to tender your Plan Shares, you must complete the notice of withdrawal provided with this letter. Promptly mail the completed notice of withdrawal via overnight delivery to Zions Bank at the address above.

☐ THIS INSTRUCTION FORM
REVOKES ALL PRIOR
INSTRUCTION FORMS.

INSTRUCTION FORM
FOR
THE FRANKLIN COVEY CO.
EMPLOYEE STOCK PURCHASE PLAN

To Plan Participant:

        The undersigned acknowledges receipt of the accompanying letter and enclosed Offer to Purchase, dated July 29, 2008, and the related Letter of Transmittal in connection with the tender offer by Franklin Covey Co. (the "Company"), a Utah corporation, to purchase up to $28,000,000 in value of shares of its common stock, $0.05 par value per share, at a price not greater than $10.50 per share nor less than $9.00 per share, net to the seller in cash, less any applicable withholding taxes and without interest.

        This Instruction Form directs AST Equity Plan Solutions, as agent for the Plan, to tender the number of common shares of the Company indicated below held by the Agent for the undersigned's Plan account pursuant to the Offer.

Name:

Social Security Number:

Address:

Daytime Telephone Number with Area Code:

TENDERING OF SHARES

Your current ESPP Share Balance is:	<Share Balance>

        In order to instruct the Agent to tender your Plan Shares, you must TENDER A PERCENTAGE OF SHARES ALLOCATED TO YOUR PLAN ACCOUNT BELOW.

        I wish to direct the Agent to tender a percentage of my Plan Shares. The percentage of my Plan Shares that I direct the Agent to tender in the Offer is set forth below. (Check the appropriate box.) IF MORE THAN ONE BOX IS CHECKED, THERE IS NO VALID INSTRUCTION AND YOUR PLAN SHARES WILL NOT BE TENDERED.

☐ 0%	☐ 30%	☐ 60%	☐ 90%
☐ 5%	☐ 35%	☐ 65%	☐ 95%
☐ 10%	☐ 40%	☐ 70%	☐ 100%
☐ 15%	☐ 45%	☐ 75%
☐ 20%	☐ 50%	☐ 80%
☐ 25%	☐ 55%	☐ 85%

TENDERING PRICE

        The price at which I direct the Agent to tender my Plan Shares is set forth below. (Check the appropriate box.) This action could result in none of my Plan Shares being purchased if the purchase price determined by the Company for purchase of its common shares in the Offer is less than the price checked below.

        IF MORE THAN ONE BOX IS CHECKED THERE IS NO VALID INSTRUCTION AND THE PLAN SHARES WILL NOT BE TENDERED. PARTICIPANTS WHO DESIRE TO TENDER PLAN SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH PLAN SHARES ARE TENDERED.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES
ARE BEING TENDERED

☐ $9.00	☐ $9.75	☐ $10.50
☐ $9.25	☐ $10.00
☐ $9.50	☐ $10.25

OR

Shares Tendered at a Price Determined pursuant to the Offer:

☐
By checking this one box instead of one of the price boxes above, you are tendering Plan Shares and are willing to accept the purchase price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your Plan Shares (subject to the possibility of proration). Note this election could result in your Plan Shares, as well as all shares purchased by the Company pursuant to the Offer, being purchased at the minimum price of $9.00 per share and, in general, may have the effect of decreasing the price of shares tendered in the Offer.

Date:	, 2008

(Signature of Participant)

Return this form to Zions Bank, at:

Zions Bank Corporate Trust Department
Attn: Stock Transfer
One South Main Street, 12th Floor
Salt Lake City, UT 84111

The Information Agent for the Offer is Georgeson Inc. All questions regarding the Offer should be directed to Georgeson at (800) 491-3365.

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  Exhibit (a)(1)(F)